Exhibit 24

UNION PACIFIC RAILROAD COMPANY

Powers of Attorney

Each of the undersigned directors of Union Pacific Railroad Company, a Delaware corporation (the “Company”), do hereby appoint each of James R. Young, Barbara W. Schaefer, and Thomas E. Whitaker his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 23, 2006.

/s/ Phillip F. Anschutz Phillip F. Anschutz	/s/ Spencer F. Eccles Spencer F. Eccles

/s/ Richard K. Davidson Richard K. Davidson	/s/ Judith Richards Hope Judith Richards Hope

/s/ Erroll B. Davis, Jr. Erroll B. Davis, Jr.	/s/ Michael W. McConnell Michael W. McConnell

/s/ Thomas J. Donohue Thomas J. Donohue	/s/ Steven R. Rogel Steven R. Rogel

/s/ Archie W. Dunham Archie W. Dunham	/s/ Ernesto Zedillo Ernesto Zedillo